UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): July 2, 2012 (June 29, 2012)

BRISTOL-MYERS SQUIBB COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1136	22-079-0350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 Park Avenue

New York, NY, 10154

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Merger Agreement

On June 29, 2012, Bristol-Myers Squibb Company, a Delaware corporation (“Bristol-Myers Squibb”), B&R Acquisition Company, a Delaware corporation and a wholly-owned subsidiary of Bristol-Myers Squibb (“Merger Sub”) and Amylin Pharmaceuticals, Inc., a Delaware corporation (“Amylin” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub will commence a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.001 per share, of Amylin (the “Shares”) at a price of $31.00 per Share, net to the seller in cash but subject to any required withholding taxes (the “Offer Price”).

The Merger Agreement provides that Merger Sub will commence the Offer within 7 business days after June 29, 2012, and that the Offer will remain open for at least 20 business days.

Pursuant to the Merger Agreement, after the consummation of the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will merge with and into Amylin (the “Merger”), with Amylin surviving as a wholly-owned subsidiary of Bristol-Myers Squibb. Upon completion of the Merger, each Share outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than Shares that are held by Bristol-Myers Squibb, Merger Sub, Amylin in treasury or stockholders exercising their appraisal rights under the Delaware General Corporation Law (the “DGCL”)) will be cancelled and converted into the right to receive the Offer Price in cash (without interest).

On June 29, 2012, concurrently with the execution of the Merger Agreement, each of Daniel M. Bradbury, Mark G. Folleta, Orville G. Kolterman and Mark J. Gergen entered into a Tender and Support Agreement (the “Support Agreement”) with Bristol-Myers Squibb, Merger Sub and, solely with respect to certain sections thereof, Amylin. Collectively, these stockholders have ownership of an aggregate of 4,823,527 Shares (including Shares represented by vested and unvested options they hold), or approximately 3% of the Shares (taking into account, for purposes of determining the aggregate Shares, Amylin’s outstanding Shares and assuming the exercise of only the vested and unvested options held by the stockholders who entered into the Support Agreement).

If Merger Sub holds 90% or more of the outstanding Shares immediately following consummation of the Offer, Amylin, Bristol-Myers Squibb and Merger Sub will take necessary and appropriate actions to effect a “short-form” merger under the DGCL as promptly as reasonably practicable without additional approval by Amylin’s stockholders. Otherwise, Amylin will hold a special stockholders’ meeting to obtain stockholder approval of the Merger.

The obligation of Merger Sub to accept for payment and pay for Shares tendered into the Offer is subject to the satisfaction or waiver of a number of conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and there being validly tendered into the Offer (and not properly withdrawn prior to any then scheduled expiration of the Offer) a number of Shares that constitutes at least a majority of the total number of the issued and outstanding Shares determined on a fully-diluted basis (such condition, the “Minimum Condition”). The Minimum Condition may be waived by Bristol-Myers Squibb or Merger Sub only with the prior written consent of the Company. The consummation of the Offer is not subject to any financing condition.

In addition, subject to the terms of the Merger Agreement, Amylin has granted Merger Sub an irrevocable option (the “Top-Up Option”), exercisable only after Merger Sub has accepted and purchased Shares tendered in the Offer and on the terms and conditions set forth in the Merger Agreement, to purchase from Amylin that number of Shares equal to the number of Shares that, when added to the number of Shares held by Bristol-Myers Squibb and Merger Sub at the time of the exercise of the Top-Up Option, will constitute one Share more than 90% of the total Shares then outstanding (determined after giving effect to the issuance of the Shares pursuant to the Top-Up Option).

The Merger Agreement includes customary representations, warranties and covenants of Amylin, Bristol-Myers Squibb and Merger Sub. The Company has agreed to operate its business in the ordinary course until the earlier of the termination of the Merger Agreement and the Effective Time. The Company has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire Amylin and to certain restrictions on its ability to respond to any such proposals.

The Merger Agreement also includes customary termination provisions for both Amylin and Bristol-Myers Squibb and provides that, in connection with the termination of the Merger Agreement, under certain circumstances, Amylin must pay Bristol-Myers Squibb a termination fee of $160,000,000.

The Merger Agreement also provides that either party may specifically enforce the other party’s obligations under the Merger Agreement.

Pursuant to the Merger Agreement, Bristol-Myers Squibb has entered into an Assumption Agreement pursuant to which it has agreed to assume certain of Amylin’s payments relating to a revenue sharing obligation under the Settlement and Termination Agreement entered into on November 7, 2011 with Eli Lilly and Company. The Assumption Agreement is described below under Item 8.01.

The Company’s 3.00% Convertible Senior Notes due 2014 will be treated in accordance with the terms of its Indenture and holders of these Notes will be notified of their repurchase and other rights pursuant to its terms.

The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may not have been intended to be statements of fact but, rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Merger Agreement. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality and other qualifications and limitations in a way that is different from what may be viewed as material by Bristol-Myers Squibb’s stockholders. None of Bristol-Myers Squibb’s stockholders or any other third parties should rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Amylin, Bristol-Myers Squibb, Merger Sub or any of their respective subsidiaries or affiliates.

The Merger Agreement and this summary are not intended to modify or supplement any factual disclosures about Amylin or Bristol-Myers Squibb. The foregoing description of the Offer, the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 8.01. Other Events

Press Release

On June 29, 2012, Bristol-Myers Squibb and Amylin issued a press release announcing that the companies have signed a definitive merger agreement that provides for the acquisition of Amylin Pharmaceuticals, Inc. by Amylin, for $31.00 per share in cash. A copy of the press release announcing the planned acquisition is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Assumption Agreement

Concurrently with the execution and delivery of the Merger Agreement, Amylin entered into an assumption agreement (the “Assumption Agreement”) with Bristol-Myers Squibb. Pursuant to the terms and conditions of the Assumption Agreement, Bristol-Myers Squibb agreed to assume, with effect as of the closing of the Offer, to satisfy, perform pay and discharge all of Amylin’s obligations under (i) the Settlement and Termination Agreement, dated November 7, 2011, between Amylin and Eli Lilly and Company (“Lilly”), (ii) the promissory note with Lilly with respect to the revenue sharing obligation, dated November 7, 2011 and (iii) the security agreement, dated November 7, 2011, by and among Amylin, its wholly-owned subsidiary, Amylin Ohio LLC, and Lilly, pursuant to which Amylin and Amylin Ohio LLC granted to Lilly a security interest in certain intellectual property of Amylin as collateral to secure the promissory note.

Collaboration Agreement

Following the completion of the Merger, Bristol-Myers Squibb and AstraZeneca Pharmaceuticals LP, a wholly-owned subsidiary of AstraZeneca PLC (“AstraZeneca”) will enter into collaboration arrangements, based on the framework of their existing diabetes alliance, regarding the development and commercialization of Amylin’s portfolio of products. Following completion of the Merger, AstraZeneca will make a payment to Amylin, as a wholly-owned subsidiary of Bristol-Myers Squibb, in the amount of approximately $3.4 billion in cash. Profits and losses arising from the collaboration will be shared equally. In addition, AstraZeneca has the option, exercisable at its sole discretion following the closing of the acquisition, to establish equal governance rights over key strategic and financial decisions regarding the collaboration, upon the payment to Bristol-Myers Squibb of an additional $135 million.

Additional Information and Where to Find It

The tender offer described in this report has not yet commenced, and this press release is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, Bristol-Myers Squibb Company (“Bristol-Myers Squibb”) will cause B&R Acquisition Company to file with the U.S. Securities and Exchange Commission (“SEC”) a tender offer statement on Schedule TO. Investors and Amylin Pharmaceuticals, Inc. (“Amylin”) stockholders are strongly advised to read the tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement on Schedule 14D-9 that will be filed by Amylin with the SEC, because they will contain important information. These documents will be available at no charge on the SEC’s website at www.sec.gov. In addition, a copy of the offer to purchase, letter of transmittal and certain other related tender offer documents (once they become available) may be obtained free of charge at www.bms.com or by directing a request to Bristol-Myers Squibb, Office of the Corporate Secretary, 345 Park Avenue, New York, New York 10154-0037. A copy of the tender offer statement and the solicitation/recommendation statement will be made available to all stockholders of Amylin free of charge at www.amylin.com or by contacting Amylin Pharmaceuticals, Inc. at 9360 Towne Centre Drive, San Diego, California 92121, Telephone Number (858) 552-2200.

In addition to the offer to purchase, the related letter of transmittal and certain other offer documents, as well as the solicitation/recommendation statement, Bristol-Myers Squibb and Amylin file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Bristol-Myers Squibb or Amylin at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Bristol-Myers Squibb’s and Amylin’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

Forward Looking Statements

This report contains “forward-looking statements” relating to the acquisition of Amylin by Bristol-Myers Squibb and the discovery, development and commercialization of certain biological compounds. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among other risks, there can be no guarantee that the acquisition will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the acquisition will be realized. The actual financial impact of this transaction may differ from the expected financial impact described in this press release. In addition, the compounds described in this release are subject to all the risks inherent in the drug development process, and there can be no assurance that the development of these compounds will be commercially successful. Forward-looking statements in the press release should be evaluated together with the many uncertainties that affect Bristol-Myers Squibb’s business, particularly those identified in the cautionary factors discussion in Bristol-Myers Squibb’s Annual Report on Form 10-K for the year ended December 31, 2011, its Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Bristol-Myers Squibb undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated as of June 29, 2012, by and among Bristol-Myers Squibb Company, B&R Acquisition Company and Amylin Pharmaceuticals, Inc.

99.1	Joint Press Release of Bristol-Myers Squibb Company and Amylin Pharmaceuticals, Inc., dated June 29, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY

Dated: July 2, 2012	By:	/s/ Sandra Leung
	Name:	Sandra Leung
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 29, 2012, by and among Bristol-Myers Squibb Company, B&R Acquisition Company and Amylin Pharmaceuticals, Inc.

99.1	Joint Press Release of Bristol-Myers Squibb Company and Amylin Pharmaceuticals, Inc., dated June 29, 2012.

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